QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on October 19, 2006

Registration No. 333-135082

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 6
to
FORM S-11
FOR REGISTRATION UNDER
THE SECURITIES ACT OF 1933
OF CERTAIN REAL ESTATE COMPANIES

DOUGLAS EMMETT, INC.
(Exact name of registrant as specified in its governing instruments)

808 Wilshire Boulevard, Suite 200
Santa Monica, California 90401
(310) 255-7700
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

William Kamer
Chief Financial Officer
808 Wilshire Boulevard, Suite 200
Santa Monica, California 90401
(310) 255-7700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gregg A. Noel, Esq. Jennifer A. Bensch, Esq. Rand S. April, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 300 South Grand Avenue, Suite 3400 Los Angeles, California 90071 Telephone: (213) 687-5000	Julian T. H. Kleindorfer, Esq. Edward Sonnenschein, Jr., Esq. Martha B. Jordan, Esq. Latham & Watkins LLP 633 West Fifth Street, Suite 4000 Los Angeles, California 90071 Telephone: (213) 485-1234

        Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement of the same offering.    ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

 Explantatory Note

        This Amendment No. 6 is being filed solely for the purpose of filing Exhibits 1.1, 3.1, 3.2, 5.1, 8.1, 23.1 and 23.2. No changes have been made to the preliminary prospectus constituting Part I of the Registration Statment or to Part II of the Registration Statement (other than to reflect in Item 36 and the Exhibit Table the filing of Exhibits 1.1, 3.1, 3.2, 5.1, 8.1, 23.1 and 23.2).

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31. Other Expenses of Issuance and Distribution.

        The following table itemizes the fees and expenses incurred by us in connection with the issuance and registration of the securities being registered hereunder. All amounts shown are estimates except the Securities and Exchange Commission registration fee, the National Association of Securities Dealers fee and the NYSE listing fee.

SEC Registration Fee	$142,123.00
National Association of Securities Dealers Fee	75,500.00
Accounting Fees and Expenses	4,500,000.00
Legal Fees and Expenses (other than Blue Sky)	6,500,000.00
Blue Sky Fees and Expenses	10,000.00
Printing Expenses	750,000.00
NYSE Listing Fees	341,100.00
Miscellaneous	4,681,277.00

Total	$17,000,000.00

Item 32. Sales to Special Parties.

        None.

Item 33. Recent Sales of Unregistered Securities.

        Upon our formation on June 28, 2005, Dan A. Emmett was issued 50 shares of our common stock for total consideration of $50.00 in cash, and Jordan Kaplan was issued 50 shares of our common stock for total consideration of $50.00 in cash. The issuance of such shares was effected in reliance upon an exemption from registration provided by Section 4(2) under the Securities Act.

        In connection with the formation transactions, 58,617,573 shares of common stock and 50,512,427 units of limited partnership in our operating partnership with an aggregate value of $3.57 billion, assuming a price per share or unit at the mid-point of the range set forth on the cover page of the prospectus that forms a part of this registration statement, will be issued to certain persons transferring interests in our historical operating companies, the institutional funds, the investment funds and the single-asset entities to us in consideration of such transfer. All such persons made irrevocable elections to receive such securities in the formation transactions prior to the filing of this registration statement with the SEC. All of such persons are "accredited investors" as defined under Regulation D of the Securities Act. The issuance of such shares and units will be effected in reliance upon an exemption from registration provided by Section 4(2) under the Securities Act.

        In addition, upon consummation of this offering, stock options and LTIP units will be granted pursuant to our stock incentive plan to certain executive officers, the number of which will be based on a formula using the mid-point of the price range for this offering to be set forth on the cover page of the prospectus. All such executive officers irrevocably committed to accept such options and LTIP units prior to the filing of this Registration Statement and are "accredited investors" as defined under Regulation D of the Securities Act. The grants will be effected in reliance upon an exemption from registration under Section 4(2) of the Securities Act.

Item 34. Indemnification of Directors and Officers.

        The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

        Our charter authorizes us, to the maximum extent that Maryland law in effect from time to time permits, to obligate us to indemnify any present or former director or officer or any individual who, while a director or officer of our company and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee, from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in any such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. Our bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

  •
  any present or former director or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

  •
  any individual who, while a director or officer of our company and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his or her service in that capacity.

        Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of our company or a predecessor of our company.

        The MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or are threatened to be made a party by reason of their service in those or other capacities unless it is established that:

  •
  the act or omission of the director or officer was material to the matter giving rise to the proceeding and:

  •
  was committed in bad faith; or

  •
  was the result of active and deliberate dishonesty;

  •
  the director or officer actually received an improper personal benefit in money, property or services; or

  •
  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

        However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.

        In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of:

  •
  a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation; and

  •
  a written undertaking by the director or officer or on the director's or officer's behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

        Furthermore, our officers and directors are indemnified against specified liabilities by the underwriters, and the underwriters are indemnified against certain liabilities by us, under the purchase agreements relating to this offering. See "Underwriting."

        We have entered into indemnification agreements with each of our executive officers and directors whereby we indemnify such executive officers and directors to the fullest extent permitted by Maryland law against all expenses and liabilities, subject to limited exceptions. These indemnification agreements also provide that upon an application for indemnity by an executive officer or director to a court of appropriate jurisdiction, such court may order us to indemnify such executive officer or director.

        In addition, our directors and officers are indemnified for specified liabilities and expenses pursuant to the partnership agreement of Douglas Emmett Properties, LP, the partnership in which we serve as sole general partner.

Item 35. Treatment of Proceeds from Stock Being Registered.

        None.

Item 36. Financial Statements and Exhibits.

(A)    Financial Statements.    See Index to Consolidated Financial Statements and the related notes thereto.

(B)    Exhibits.    The following exhibits are filed as part of, or incorporated by reference into, this registration statement on Form S-11:

Exhibits
1.1	Form of Underwriting Agreement.
3.1	Articles of Amendment and Restatement of Douglas Emmett, Inc.
3.2	Amended and Restated Bylaws of Douglas Emmett, Inc.
4.1	Form of Certificate of Common Stock of Douglas Emmett, Inc.(4)
5.1	Opinion of Venable LLP, with respect to the legality of the shares being registered.
8.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to tax matters.
10.1	Form of Agreement of Limited Partnership of Douglas Emmett Properties, LP.(4)
10.2	Amended and Restated Discount MBS Multifamily Note for $117,600,000 between Fannie Mae and Barrington Pacific, LLC, dated December 22, 2004.(2)

10.3	Amended and Restated Discount MBS Multifamily Note for $35,400,000 between Fannie Mae and Barrington Pacific, LLC, dated December 22, 2004.(2)
10.4	Amended and Restated Discount MBS Multifamily Note for $35,900,000 between Fannie Mae and Douglas Emmett Realty Fund 1998 (assumed by Shores Barrington LLC), dated December 22, 2004.(2)
10.5	Amended and Restated Discount MBS Multifamily Note for $104,100,000 between Fannie Mae and Douglas Emmett Realty Fund 1998 (assumed by Shores Barrington LLC), dated December 22, 2004.(2)
10.6	Discount MBS Multifamily Note for $75,000,000 between Fannie Mae and DEG Residential, LLC, dated January 14, 2005.(2)
10.7	Form of Registration Rights Agreement among Douglas Emmett, Inc. and the persons named therein.(1)
10.8	Form of Indemnification Agreement between Douglas Emmett, Inc. and its directors and officers.(3)
10.9	Form of Douglas Emmett, Inc. 2006 Omnibus Stock Incentive Plan.(3)
10.10	Form of Stock Option Agreement.(3)
10.11	Form of Employment Agreement between Douglas Emmett, Inc. and Jordan Kaplan.(4)
10.12	Form of Employment Agreement between Douglas Emmett, Inc. and Kenneth Panzer.(4)
10.13	Form of Employment Agreement between Douglas Emmett, Inc. and William Kamer.(4)
10.14	Representation, Warranty and Indemnity Agreement among Douglas Emmett, Inc., Douglas Emmett Properties, LP, Dan A. Emmett, Christopher Anderson, Jordan Kaplan and Kenneth Panzer, dated as of June 15, 2006.(1)
10.15	Agreement and Plan of Merger among Douglas Emmett, Inc., Douglas Emmett Properties, LP, DERF Acquisition, LLC and Douglas Emmett Realty Fund, dated as of June 15, 2006.(1)
10.16	Agreement and Plan of Merger among Douglas Emmett, Inc., Douglas Emmett Properties, LP, DERF No. 2 Acquisition, LLC and Douglas Emmett Realty Fund No. 2, dated as of June 15, 2006.(1)
10.17	Agreement and Plan of Merger among Douglas Emmett, Inc., Douglas Emmett Properties, LP, DERF 1995 Acquisition, LLC and Douglas Emmett Realty Fund 1995, dated as of June 15, 2006.(1)
10.18	Agreement and Plan of Merger among Douglas Emmett, Inc., Douglas Emmett Properties, LP, DERF 1996 Acquisition, LLC and Douglas Emmett Realty Fund 1996, dated as of June 15, 2006.(1)
10.19	Agreement and Plan of Merger among Douglas Emmett, Inc., Douglas Emmett Properties, LP, DERF 1997 Acquisition, LLC and Douglas Emmett Realty Fund 1997, dated as of June 15, 2006.(1)
10.20	Agreement and Plan of Merger among Douglas Emmett, Inc., Douglas Emmett Properties, LP, DERF 1998 Acquisition, LLC and Douglas Emmett Realty Fund 1998, dated as of June 15, 2006.(1)
10.21	Agreement and Plan of Merger among Douglas Emmett, Inc., Douglas Emmett Properties, LP, DERF 2000 Acquisition, LLC and Douglas Emmett Realty Fund 2000, dated as of June 15, 2006.(1)

10.22	Agreement and Plan of Merger among Douglas Emmett, Inc., Douglas Emmett Properties, LP, DERF 2002 Acquisition, LLC and Douglas Emmett Realty Fund 2002, dated as of June 15, 2006.(1)
10.23	Agreement and Plan of Merger among Douglas Emmett, Inc., DERF 2005 Acquisition, LLC, Douglas Emmett 2005 REIT, Inc. and Douglas Emmett Realty Fund 2005, dated as of June 15, 2006.(1)
10.24	Agreement and Plan of Merger among Douglas Emmett, Inc., Douglas Emmett Properties, LP, Opp Fund Acquisition, LLC and The Opportunity Fund, dated as of June 15, 2006.(1)
10.25	Agreement and Plan of Merger among Douglas Emmett, Inc., Douglas Emmett Properties, LP, Opp Fund 1995 Acquisition, LLC and The Opportunity Fund 1995, dated as of June 15, 2006.(1)
10.26	Agreement and Plan of Merger among Douglas Emmett, Inc., Douglas Emmett Properties, LP, Opp Fund 1996 Acquisition, LLC and The Opportunity Fund 1996, dated as of June 15, 2006.(1)
10.27	Agreement and Plan of Merger among Douglas Emmett, Inc., Douglas Emmett Properties, LP, Barry Acquisition, LLC and Barry Properties, Ltd., dated as of June 15, 2006.(1)
10.28	Agreement and Plan of Merger among Douglas Emmett, Inc., Douglas Emmett Properties, LP, Kiowa Acquisition, LLC and Kiowa Properties, Ltd., dated as of June 15, 2006.(1)
10.29	Agreement and Plan of Merger among Douglas Emmett, Inc., Douglas Emmett Properties, LP, Barrington/Kiowa Acquisition, LLC and Barrington/Kiowa Properties, dated as of June 15, 2006.(1)
10.30	Agreement and Plan of Merger among Douglas Emmett, Inc., Douglas Emmett Properties, LP, BSVM Acquisition, LLC and Brentwood-San Vicente Medical, Ltd., dated as of June 15, 2006.(1)
10.31	Agreement and Plan of Merger among Douglas Emmett, Inc., Douglas Emmett Properties, LP, Brentwood Court Acquisition, LLC and Brentwood Court, dated as of June 15, 2006.(1)
10.32	Agreement and Plan of Merger among Douglas Emmett, Inc., Douglas Emmett Properties, LP, Brentwood Plaza Acquisition, LLC and Brentwood Plaza, dated as of June 15, 2006.(1)
10.33	Agreement and Plan of Merger among Douglas Emmett, Inc., Douglas Emmett Properties, LP, San Vicente Plaza Acquisition, LLC and San Vicente Plaza, dated as of June 15, 2006.(1)
10.34	Agreement and Plan of Merger among Douglas Emmett, Inc., Douglas Emmett Properties, LP, Owensmouth Acquisition, LLC and Owensmouth/Warner, LLC, dated as of June 15, 2006.(1)
10.35	Agreement and Plan of Merger among Douglas Emmett, Inc., DECO Acquisition, LLC, DERA Acquisition, LLC, Douglas, Emmett and Company and Douglas Emmett Realty Advisors, Inc., dated as of June 15, 2006.(1)
10.36	P.L.E. OP Contribution Agreement among Douglas Emmett Properties, LP, Douglas Emmett Realty Advisors, Inc. and the stockholders of P.L.E. Builders, Inc., dated as of June 15, 2006.(1)
10.37	REIT Contribution Agreement among Douglas Emmett, Inc., Douglas Emmett Properties, LP, Douglas Emmett Realty Advisors, Inc., Aberdeen Properties, Coral Realty, EA Realty, New September, LLC and the contributors signatory thereto, dated as of June 15, 2006.(1)
10.38	HBRCT OP Contribution Agreement among Douglas Emmett Properties, LP, Douglas Emmett Realty Advisors and HBRCT LLC., dated as of June 15, 2006.(1)

10.39	Asset Contribution Agreement among Douglas Emmett, Inc., DERA Acquisition, LLC, DECO Acquisition, LLC, DERF 2005 Acquisition, LLC and Douglas Emmett Properties, LP, dated as of June 15, 2006.(1)
10.40	Employment Agreement between Douglas Emmett, Inc. and Andres Gavinet.(4)
10.41	Form of LTIP Unit Award Agreement.(4)
10.42	$170,000,000 Loan Agreement dated as of August 25, 2005 among Douglas Emmett 1993, LLC, the lenders party thereto, Eurohypo AG, New York Branch, and Barclays Capital Real Estate Inc.(3)
10.43	$260,000,000 Loan Agreement dated as of August 25, 2005 among Douglas Emmett 1995, LLC, the lenders party thereto, Eurohypo AG, New York Branch, and Barclays Capital Real Estate Inc.(3)
10.44	$215,000,000 Loan Agreement dated as of August 25, 2005 among Douglas Emmett 1996, LLC, the lenders party thereto, Eurohypo AG, New York Branch, and Barclays Capital Real Estate Inc.(3)
10.45	$425,000,000 Loan Agreement dated as of August 25, 2005 among Douglas Emmett 1997, LLC, Westwood Place Investors, LLC, the lenders party thereto, Eurohypo AG, New York Branch, and Barclays Capital Real Estate Inc.(3)
10.46	$150,000,000 Loan Agreement dated as of August 25, 2005 among Douglas Emmett 1998, LLC, the lenders party thereto, Eurohypo AG, New York Branch, and Barclays Capital Real Estate Inc.(3)
10.47	$425,000,000 Loan Agreement dated as of August 25, 2005 among Douglas Emmett 2000, LLC, the lenders party thereto, Eurohypo AG, New York Branch, and Barclays Capital Real Estate Inc.(3)
10.48	$110,000,000 Loan Agreement dated as of August 25, 2005 among Douglas Emmett 2002, LLC, DEG, LLC, the lenders party thereto, Eurohypo AG, New York Branch, and Barclays Capital Real Estate Inc.(3)
10.49	Joinder and Supplement Agreement dated as of August 25, 2005 among Douglas Emmett 2002, LLC and DEG, LLC made with reference to the Loan Agreement dated as of August 25, 2005 by and among Douglas Emmett 2002, LLC, the lenders party thereto and Eurohypo AG, New York Branch.(3)
10.50	Form of LTIP Unit Designation.(4)
10.51	Form of Credit Agreement among Douglas Emmett 2006, LLC, Bank of America, N.A., Banc of America Securities, LLC, Bank of Montreal, Bayerische Landesbank, Wachovia Bank, N.A. and the other lenders party thereto.(4)
10.52	Form of Modification Agreement among Douglas Emmett 1993, LLC, Brentwood Plaza, the lenders party thereto and Eurohypo AG, New York Branch.(4)
10.53	Form of Modification Agreement among Douglas Emmett 1995, LLC, the lenders party thereto and Eurohypo AG, New York Branch.(4)
10.54	Form of Modification Agreement among Douglas Emmett 1996, LLC, the lenders party thereto and Eurohypo AG, New York Branch.(4)
10.55	Form of Modification Agreement among Douglas Emmett 1997, LLC, Westwood Place Investors, LLC, the lenders party thereto and Eurohypo AG, New York Branch.(4)

10.56	Form of Modification Agreement among Douglas Emmett 1998, LLC, Brentwood Court, Brentwood-San Vicente Medical, Ltd., the lenders party thereto and Eurohypo AG, New York Branch.(4)
10.57	Form of Modification Agreement among Douglas Emmett 2000, LLC, the lenders party thereto and Eurohypo AG, New York Branch.(4)
10.58	Form of Modification Agreement among Douglas Emmett 2002, LLC, DEG, LLC, San Vicente Plaza, Owensmouth/Warner, LLC, the lenders party thereto and Eurohypo AG, New York Branch.(4)
10.59	Form of Joinder and Supplement Agreement among Douglas Emmett 1993, LLC and Brentwood Plaza made with reference to the Modification Agreement among Douglas Emmett 1993, LLC, the lenders party thereto and Eurohypo AG, New York Branch.(4)
10.60	Form of Joinder and Supplement Agreement among Douglas Emmett 1998, LLC, Brentwood Court and Brentwood-San Vicente Medical, Ltd. made with reference to the Modification Agreement among Douglas Emmett 1998, LLC, the lenders party thereto and Eurohypo AG, New York Branch.(4)
10.61	Form of Joinder and Supplement Agreement among Douglas Emmett 2002, LLC, DEG, LLC, San Vicente Plaza and Owensmouth/Warner, LLC made with reference to the Modification Agreement among Douglas Emmett 2002, LLC, DEG, LLC, the lenders party thereto and Eurohypo AG, New York Branch.(4)
21.1	List of Subsidiaries of the Registrant.(4)
23.1	Consent of Venable LLP (included in Exhibit 5.1).
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.1).
23.3	Consent of Ernst & Young LLP.(5)
23.4	Consent of Eastdil Secured.(1)
24.1	Power of Attorney (included on the Signature Page).(1)
99.1	Consent of Victor J. Coleman.(1)
99.2	Consent of Thomas E. O'Hern.(1)
99.3	Consent of Dr. Andrea L. Rich.(1)
99.4	Consent of William Wilson III.(1)
99.5	Consent of Leslie E. Bider.(2)
99.6	Consent of Ghebre Selassie Mehreteab.(2)
99.7	Portfolio and Market Evaluation Report Prepared by Eastdil Secured.(3)

(1)
Previously filed with the Form S-11 filed by the Registrant on June 16, 2006.

(2)
Previously filed with Amendment No. 1 to the Form S-11 filed by the Registrant on August 4, 2006.

(3)
Previously filed with Amendment No. 2 to the Form S-11 filed by the Registrant on September 20, 2006.

(4)
Previously filed with Amendment No. 3 to the Form S-11 filed by the Registrant on October 3, 2006.

(5)
Previously filed with Amendment No. 5 to the Form S-11 filed by the Registrant on October 10, 2006.

Item 37. Undertakings.

        The undersigned registrant hereby undertakes that:

          (1)   For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance under Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2)   For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        The undersigned registrant hereby further undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

        Insofar as indemnification of liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Amendment No. 6 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Santa Monica, state of California, on October 19, 2006.

DOUGLAS EMMETT, INC
By:	/s/ JORDAN KAPLAN
Name: Jordan Kaplan Title: Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JORDAN KAPLAN Jordan Kaplan	Chief Executive Officer, President and Director (Principal Executive Officer)	October 19, 2006
* William Kamer	Chief Financial Officer (Principal Financial Officer)	October 19, 2006
* Barbara J. Orr	Chief Accounting Officer (Principal Accounting Officer)	October 19, 2006
* Dan A. Emmett	Chairman of the Board of Directors	October 19, 2006
*By:	/s/ JORDAN KAPLAN Jordan Kaplan Attorney-in-fact

EXHIBIT TABLE

Exhibits
1.1	Form of Underwriting Agreement.
3.1	Articles of Amendment and Restatement of Douglas Emmett, Inc.
3.2	Amended and Restated Bylaws of Douglas Emmett, Inc.
4.1	Form of Certificate of Common Stock of Douglas Emmett, Inc.(4)
5.1	Opinion of Venable LLP, with respect to the legality of the shares being registered.
8.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to tax matters.
10.1	Form of Agreement of Limited Partnership of Douglas Emmett Properties, LP.(4)
10.2	Amended and Restated Discount MBS Multifamily Note for $117,600,000 between Fannie Mae and Barrington Pacific, LLC, dated December 22, 2004.(2)
10.3	Amended and Restated Discount MBS Multifamily Note for $35,400,000 between Fannie Mae and Barrington Pacific, LLC, dated December 22, 2004.(2)
10.4	Amended and Restated Discount MBS Multifamily Note for $35,900,000 between Fannie Mae and Douglas Emmett Realty Fund 1998 (assumed by Shores Barrington LLC), dated December 22, 2004.(2)
10.5	Amended and Restated Discount MBS Multifamily Note for $104,100,000 between Fannie Mae and Douglas Emmett Realty Fund 1998 (assumed by Shores Barrington LLC), dated December 22, 2004.(2)
10.6	Discount MBS Multifamily Note for $75,000,000 between Fannie Mae and DEG Residential, LLC, dated January 14, 2005.(2)
10.7	Form of Registration Rights Agreement among Douglas Emmett, Inc. and the persons named therein.(1)
10.8	Form of Indemnification Agreement between Douglas Emmett, Inc. and its directors and officers.(3)
10.9	Form of Douglas Emmett, Inc. 2006 Omnibus Stock Incentive Plan.(3)
10.10	Form of Stock Option Agreement.(3)
10.11	Form of Employment Agreement between Douglas Emmett, Inc. and Jordan Kaplan.(4)
10.12	Form of Employment Agreement between Douglas Emmett, Inc. and Kenneth Panzer.(4)
10.13	Form of Employment Agreement between Douglas Emmett, Inc. and William Kamer.(4)
10.14
Representation, Warranty and Indemnity Agreement among Douglas Emmett, Inc., Douglas Emmett Properties, LP, Dan A. Emmett, Christopher Anderson, Jordan Kaplan and Kenneth Panzer, dated as of June 15, 2006.(1)
10.15	Agreement and Plan of Merger among Douglas Emmett, Inc., Douglas Emmett Properties, LP, DERF Acquisition, LLC and Douglas Emmett Realty Fund, dated as of June 15, 2006.(1)
10.16	Agreement and Plan of Merger among Douglas Emmett, Inc., Douglas Emmett Properties, LP, DERF No. 2 Acquisition, LLC and Douglas Emmett Realty Fund No. 2, dated as of June 15, 2006.(1)

10.17	Agreement and Plan of Merger among Douglas Emmett, Inc., Douglas Emmett Properties, LP, DERF 1995 Acquisition, LLC and Douglas Emmett Realty Fund 1995, dated as of June 15, 2006.(1)
10.18	Agreement and Plan of Merger among Douglas Emmett, Inc., Douglas Emmett Properties, LP, DERF 1996 Acquisition, LLC and Douglas Emmett Realty Fund 1996, dated as of June 15, 2006.(1)
10.19	Agreement and Plan of Merger among Douglas Emmett, Inc., Douglas Emmett Properties, LP, DERF 1997 Acquisition, LLC and Douglas Emmett Realty Fund 1997, dated as of June 15, 2006.(1)
10.20	Agreement and Plan of Merger among Douglas Emmett, Inc., Douglas Emmett Properties, LP, DERF 1998 Acquisition, LLC and Douglas Emmett Realty Fund 1998, dated as of June 15, 2006.(1)
10.21	Agreement and Plan of Merger among Douglas Emmett, Inc., Douglas Emmett Properties, LP, DERF 2000 Acquisition, LLC and Douglas Emmett Realty Fund 2000, dated as of June 15, 2006.(1)
10.22	Agreement and Plan of Merger among Douglas Emmett, Inc., Douglas Emmett Properties, LP, DERF 2002 Acquisition, LLC and Douglas Emmett Realty Fund 2002, dated as of June 15, 2006.(1)
10.23	Agreement and Plan of Merger among Douglas Emmett, Inc., DERF 2005 Acquisition, LLC, Douglas Emmett 2005 REIT, Inc. and Douglas Emmett Realty Fund 2005, dated as of June 15, 2006.(1)
10.24	Agreement and Plan of Merger among Douglas Emmett, Inc., Douglas Emmett Properties, LP, Opp Fund Acquisition, LLC and The Opportunity Fund, dated as of June 15, 2006.(1)
10.25	Agreement and Plan of Merger among Douglas Emmett, Inc., Douglas Emmett Properties, LP, Opp Fund 1995 Acquisition, LLC and The Opportunity Fund 1995, dated as of June 15, 2006.(1)
10.26	Agreement and Plan of Merger among Douglas Emmett, Inc., Douglas Emmett Properties, LP, Opp Fund 1996 Acquisition, LLC and The Opportunity Fund 1996, dated as of June 15, 2006.(1)
10.27	Agreement and Plan of Merger among Douglas Emmett, Inc., Douglas Emmett Properties, LP, Barry Acquisition, LLC and Barry Properties, Ltd., dated as of June 15, 2006.(1)
10.28	Agreement and Plan of Merger among Douglas Emmett, Inc., Douglas Emmett Properties, LP, Kiowa Acquisition, LLC and Kiowa Properties, Ltd., dated as of June 15, 2006.(1)
10.29	Agreement and Plan of Merger among Douglas Emmett, Inc., Douglas Emmett Properties, LP, Barrington/Kiowa Acquisition, LLC and Barrington/Kiowa Properties, dated as of June 15, 2006.(1)
10.30	Agreement and Plan of Merger among Douglas Emmett, Inc., Douglas Emmett Properties, LP, BSVM Acquisition, LLC and Brentwood-San Vicente Medical, Ltd., dated as of June 15, 2006.(1)
10.31	Agreement and Plan of Merger among Douglas Emmett, Inc., Douglas Emmett Properties, LP, Brentwood Court Acquisition, LLC and Brentwood Court, dated as of June 15, 2006.(1)

10.32	Agreement and Plan of Merger among Douglas Emmett, Inc., Douglas Emmett Properties, LP, Brentwood Plaza Acquisition, LLC and Brentwood Plaza, dated as of June 15, 2006.(1)
10.33	Agreement and Plan of Merger among Douglas Emmett, Inc., Douglas Emmett Properties, LP, San Vicente Plaza Acquisition, LLC and San Vicente Plaza, dated as of June 15, 2006.(1)
10.34	Agreement and Plan of Merger among Douglas Emmett, Inc., Douglas Emmett Properties, LP, Owensmouth Acquisition, LLC and Owensmouth/Warner, LLC, dated as of June 15, 2006.(1)
10.35
Agreement and Plan of Merger among Douglas Emmett, Inc., DECO Acquisition, LLC, DERA Acquisition, LLC, Douglas, Emmett and Company and Douglas Emmett Realty Advisors, Inc., dated as of June 15, 2006.(1)
10.36	P.L.E. OP Contribution Agreement among Douglas Emmett Properties, LP, Douglas Emmett Realty Advisors, Inc. and the stockholders of P.L.E. Builders, Inc., dated as of June 15, 2006.(1)
10.37
REIT Contribution Agreement among Douglas Emmett, Inc., Douglas Emmett Properties, LP, Douglas Emmett Realty Advisors, Inc., Aberdeen Properties, Coral Realty, EA Realty, New September, LLC and the contributors signatory thereto, dated as of June 15, 2006.(1)
10.38	HBRCT OP Contribution Agreement among Douglas Emmett Properties, LP, Douglas Emmett Realty Advisors and HBRCT LLC, dated as of June 15, 2006.(1)
10.39	Asset Contribution Agreement among Douglas Emmett, Inc., DERA Acquisition, LLC, DECO Acquisition, LLC, DERF 2005 Acquisition, LLC and Douglas Emmett Properties, LP, dated as of June 15, 2006.(1)
10.40	Employment Agreement between Douglas Emmett, Inc. and Andres Gavinet.(4)
10.41	Form of LTIP Unit Award Agreement.(4)
10.42	$170,000,000 Loan Agreement dated as of August 25, 2005 among Douglas Emmett 1993, LLC, the lenders party thereto, Eurohypo AG, New York Branch, and Barclays Capital Real Estate Inc.(3)
10.43	$260,000,000 Loan Agreement dated as of August 25, 2005 among Douglas Emmett 1995, LLC, the lenders party thereto, Eurohypo AG, New York Branch, and Barclays Capital Real Estate Inc.(3)
10.44	$215,000,000 Loan Agreement dated as of August 25, 2005 among Douglas Emmett 1996, LLC, the lenders party thereto, Eurohypo AG, New York Branch, and Barclays Capital Real Estate Inc.(3)
10.45
$425,000,000 Loan Agreement dated as of August 25, 2005 among Douglas Emmett 1997, LLC, Westwood Place Investors, LLC, the lenders party thereto, Eurohypo AG, New York Branch, and Barclays Capital Real Estate Inc.(3)
10.46	$150,000,000 Loan Agreement dated as of August 25, 2005 among Douglas Emmett 1998, LLC, the lenders party thereto, Eurohypo AG, New York Branch, and Barclays Capital Real Estate Inc.(3)
10.47	$425,000,000 Loan Agreement dated as of August 25, 2005 among Douglas Emmett 2000, LLC, the lenders party thereto, Eurohypo AG, New York Branch, and Barclays Capital Real Estate Inc.(3)

10.48	$110,000,000 Loan Agreement dated as of August 25, 2005 among Douglas Emmett 2002, LLC, DEG, LLC, the lenders party thereto, Eurohypo AG, New York Branch, and Barclays Capital Real Estate Inc.(3)
10.49
Joinder and Supplement Agreement dated as of August 25, 2005 among Douglas Emmett 2002, LLC, and DEG, LLC, made with reference to the Loan Agreement dated as of August 25, 2005 by and among Douglas Emmett 2002, LLC, the lenders party thereto and Eurohypo AG, New York Branch.(3)
10.50	Form of LTIP Unit Designation.(4)
10.51
Form of Credit Agreement among Douglas Emmett 2006, LLC, Bank of America, N.A., Banc of America Securities, LLC, Bank of Montreal, Bayerische Landesbank, Wachovia Bank, N.A. and the other lenders party thereto.(4)
10.52	Form of Modification Agreement among Douglas Emmett 1993, LLC, Brentwood Plaza, the lenders party thereto and Eurohypo AG, New York Branch.(4)
10.53	Form of Modification Agreement among Douglas Emmett 1995, LLC, the lenders party thereto and Eurohypo AG, New York Branch.(4)
10.54	Form of Modification Agreement among Douglas Emmett 1996, LLC, the lenders party thereto and Eurohypo AG, New York Branch.(4)
10.55	Form of Modification Agreement among Douglas Emmett 1997, LLC, Westwood Place Investors, LLC, the lenders party thereto and Eurohypo AG, New York Branch.(4)
10.56	Form of Modification Agreement among Douglas Emmett 1998, LLC, Brentwood Court, Brentwood-San Vicente Medical, Ltd., the lenders party thereto and Eurohypo AG, New York Branch.(4)
10.57	Form of Modification Agreement among Douglas Emmett 2000, LLC, the lenders party thereto and Eurohypo AG, New York Branch.(4)
10.58	Form of Modification Agreement among Douglas Emmett 2002, LLC, DEG, LLC, San Vicente Plaza, Owensmouth/Warner, LLC, the lenders party thereto and Eurohypo AG, New York Branch.(4)
10.59
Form of Joinder and Supplement Agreement among Douglas Emmett 1993, LLC and Brentwood Plaza made with reference to the Modification Agreement among Douglas Emmett 1993, LLC, the lenders party thereto and Eurohypo AG, New York Branch.(4)
10.60
Form of Joinder and Supplement Agreement among Douglas Emmett 1998, LLC, Brentwood Court and Brentwood-San Vicente Medical, Ltd. made with reference to the Modification Agreement among Douglas Emmett 1998, LLC, the lenders party thereto and Eurohypo AG, New York Branch.(4)
10.61
Form of Joinder and Supplement Agreement among Douglas Emmett 2002, LLC, DEG, LLC, San Vicente Plaza and Owensmouth/Warner, LLC made with reference to the Modification Agreement among Douglas Emmett 2002, LLC, DEG, LLC, the lenders party thereto and Eurohypo AG, New York Branch.(4)
21.1	List of Subsidiaries of the Registrant.(4)
23.1	Consent of Venable LLP (included in Exhibit 5.1).
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.1).

23.3	Consent of Ernst & Young LLP.(5)
23.4	Consent of Eastdil Secured.(1)
24.1	Power of Attorney (included on the Signature Page).(1)
99.1	Consent of Victor J. Coleman.(1)
99.2	Consent of Thomas E. O'Hern.(1)
99.3	Consent of Dr. Andrea L. Rich.(1)
99.4	Consent of William Wilson III.(1)
99.5	Consent of Leslie E. Bider.(2)
99.6	Consent of Ghebre Selassie Mehreteab.(2)
99.7	Portfolio and Market Evaluation Report Prepared by Eastdil Secured.(3)

(1)
Previously filed with the Form S-11 filed by the Registrant on June 16, 2006.

(2)
Previously filed with Amendment No. 1 to the Form S-11 filed by the Registrant on August 4, 2006.

(3)
Previously filed with Amendment No. 2 to the Form S-11 filed by the Registrant on September 20, 2006.

(4)
Previously filed with Amendment No. 3 to the Form S-11 filed by the Registrant on October 3, 2006.

(5)
Previously filed with Amendment No. 5 to the Form S-11 filed by the Registrant on October 10, 2006.

QuickLinks

Explantatory Note
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 31. Other Expenses of Issuance and Distribution.
  Item 32. Sales to Special Parties.
  Item 33. Recent Sales of Unregistered Securities.
  Item 34. Indemnification of Directors and Officers.
  Item 35. Treatment of Proceeds from Stock Being Registered.
  Item 36. Financial Statements and Exhibits.
  Item 37. Undertakings.
SIGNATURES
EXHIBIT TABLE